UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 6, 2007

                                XTX ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          NEVADA                         0-31757                  98-0233452
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

            4610 SO. ULSTER STREET, SUITE 150, DENVER, COLORADO 80237
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (303) 495-3684

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITION AGREEMENT

         On March 6, 2007, XTX Energy, Inc. (the "Company") entered into an asset purchase agreement (the "Purchase Agreement") with Rothschild Trust Holdings, LLC., a Florida limited liability company, Leigh Rothschild, Adam Bauman and Neal Lenarsky (Rothschild Trust Holdings, LLC., Leigh Rothschild, Adam Bauman and Neal Lenarsky, collectively referred to as the "Sellers"). The Closing of the Purchase Agreement is subject to certain conditions, which are described below. The assets ("Assets") to be acquired by the Company under the Purchase Agreement include, without limitation (a) pending patent titled Leigh-10 (U.S. Appl. No. 11/373,322; filed March 10, 2006) owned by Rothschild Trust Holdings, LLC together with any intellectual property progeny of Leigh-10 and associated trademarks, including but not limited to codes; (b) various domain names owned by Adam Bauman, Leigh Rothschild and Neal Lenarsky. The Assets further include all proprietary information, documents and records relating to the creation of the Assets and all copyright, copyrightable subject matter (including software) and registrations otherwise material to the use of the Assets.

         Upon the closing of the Asset Purchase, the Company intends to use the Assets to develop an interactive website that will allow participants to purchase and sell uploadable intellectual property. The Leigh-10 pending patent is an internet rewards algorithm that supports a web based viral incentive marketplace, in part by allowing users to upload personal videos, audio recordings, multicasts or other uploadable intellectual property to the Company 's website, which are then made available for sale to the public. The user is then entitled to receive royalties each time his or her video, audio or other intellectual property is purchased for download or multicast viewing.

         The Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions and conditions to closing. These conditions include, but are not limited to, the Company's receipt of private financing in the gross aggregate amount of $400,000, less commissions and expenses, the cancellation of certain shares of outstanding common stock of the Company and waiver of accrued salary. The Purchase Agreement may be terminated by the Company or the Sellers if it is not completed on or before March 27, 2007.

         The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         In consideration of the acquisition of the Assets, the Company will issue 142,000,000 shares of its restricted common stock (the "Shares") to the Sellers and their designees. As a result of the transactions contemplated by the Purchase Agreement, the stockholders of the Company before the acquisition will own approximately 35% of the issued and outstanding shares of Common Stock and the Sellers and their designees will own approximately 65% of the Company's issued and outstanding Common Stock. The shares of the Company's common stock to be issued under the Purchase Agreement will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

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ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         Upon the closing of the Purchase Agreement, Jerrold Burden, the Company's Chief Executive Officer, President and director and Albert Folsom, the Company's Chief Financial Officer, Secretary and director, each shall resign as officers and director and appoint Seller's designees, Adam Bauman and Leigh Rothschild as directors. The Company also intends to enter into employment agreements with Adam Bauman and Leigh Rothschild following the closing of the Purchase Agreement. The resignations and appointments are subject to the closing of the Purchase Agreement and effectiveness of an Information Statement filed by the Company pursuant to Section 14(f) of the Securities Act of 1934 (the "Information Statement") and SEC Rule 14f-1 for Notice of Change in the Composition of the Board of Directors and shall be deemed effective upon the tenth day following the mailing by the Company to its shareholders of the Information Statement which shall also be filed with the Securities and Exchange Commission.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibit           Description
-------           -----------

10.1 Asset Purchase Agreement by and between XTX Energy, Inc. and Rothschild Trust Holdings, LLC, dated March 6, 2007 (to be filed by amendment)

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  March 9, 2007                      XTX ENERGY, INC.


                                          /s/ Jerrold Burden
                                          ----------------------------------
                                          Jerrold Burden
                                          Chief Executive Officer, President
                                          and Director

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